UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

SONTERRA RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29463 (Commission File Number) 300 East Sonterra Blvd. Suite 1220 San Antonio, Texas 78258 (Address of principal executive offices) (Zip Code)	51-0392750 (I.R.S. Employer Identification No.)

Registrant’s Telephone Number, including area code: (210) 545-5994

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On March 12, 2008, we entered into an amendment with The Longview Fund, L.P. (“Longview”) to that certain Registration Rights Agreement dated as of February 14, 2008. The amendment amends and restates the definition of “Initial Filing Deadline” with respect to the registration statement we are required to file on behalf of Longview for the resale of the shares of common stock underlying their warrant. The amendment extends the filing date of the registration statement to April 30, 2008. Longview is the holder of approximately 96.8% of our common stock.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Ex.	Description

10.1	First Amendment to Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONTERRA RESOURCES, INC.

By:	/s/ Michael J. Pawelek
Michael J. Pawelek
President and Chief Executive Officer

Date:	March 18, 2008

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Registration Rights Agreement